              As Filed With the Securities and Exchange Commission
                              on September 26, 1997

                                                   Registration No. 333-

 ................................................................................

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 ................................................................................


                              COVENTRY CORPORATION
             (Exact name of Registrant as specified in its charter)

                 DELAWARE                                     62-1297579
      (State or other jurisdiction of                      (I.R.S. employer
      incorporation or organization)                     identification no.)

           COVENTRY CORPORATION
      53 CENTURY BOULEVARD, SUITE 250                           37214
           NASHVILLE, TENNESSEE                               (Zip Code)
 (Address of Principal Executive Offices)

                  Coventry Corporation Retirement Savings Plan
                            (Full title of the plan)

                                  SHIRLEY SMITH
             VICE PRESIDENT, CORPORATE GENERAL COUNSEL AND SECRETARY
                              COVENTRY CORPORATION
                         53 CENTURY BOULEVARD, SUITE 250
                           NASHVILLE, TENNESSEE 37214
                     (Name and address of agent for service)


                                 (615) 391-2440
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                 BOB F. THOMPSON
                               BASS, BERRY & SIMS
                           2700 FIRST AMERICAN CENTER
                           NASHVILLE, TENNESSEE 37238

                         CALCULATION OF REGISTRATION FEE

                                                     Proposed maximum      Proposed maximum
    Title of securities           Amount to           offering price      aggregate offering        Amount of
    to be registered(1)         be registered          per share (2)           price (2)         registration fee
-----------------------------------------------------------------------------------------------------------------
       Common Stock,
 par value $.01 per share      250,000 shares            $18.34375           $4,585,937.50          $1,389.68
=================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) The offering price is estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rule 457(h) and is based upon the average of the high and low prices per share of the Registrant's Common Stock as reported on The Nasdaq National Market on September 24, 1997.

         This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, par value $.01 per share (the "Common Stock"), of Coventry Corporation, a Delaware corporation (the "Registrant"), to be issued pursuant to the Coventry Corporation Retirement Savings Plan (the "Plan"). The Registrant's previously filed Registration Statement on Form S-8 (No. 33-81358), as filed with the Securities and Exchange Commission (the "Commission") on August 5, 1994 is hereby incorporated by reference.


                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION
                                    STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by filings dated April 1, 1997, April 30, 1997, June 11, 1997, July 3, 1997 and July 25, 1997;

                  (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, as amended by filings dated June 11, 1997 and July 3, 1997;

                  (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997;

                  (d) The Registrant's Current Report on Form 8-K filed April 14, 1997;

                  (e) The Registrant's Current Report on Form 8-K filed May 4, 1997;

                  (f) The Registrant's Current Report on Form 8-K filed July 9, 1997; and

                  (g) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A dated April 11, 1991, as amended or updated pursuant to the Exchange Act.

         All documents and reports subsequently filed by the Registrant or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares covered hereby have been sold or which deregisters all such shares then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Not applicable

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable

ITEM 8.  EXHIBITS

See Exhibit Index (Page II-5)

ITEM 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment hereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 26th day of September, 1997.

                                    COVENTRY CORPORATION

                                    By:  /s/ Allen F. Wise
                                         --------------------------------------
                                         Allen F. Wise
                                         President, Chief Executive Officer and
                                         Director

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Allen F. Wise and Dale B. Wolf his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statements, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

         Signature                           Title                                 Date
         ---------                           -----                                 ----
/s/ Allen F. Wise                    President, Chief Executive                  8/20/1997
------------------------------       Officer and Director
Allen F. Wise

/s/ Dale B. Wolf                     Senior Vice President, Chief                8/20/1997
------------------------------       Financial Officer and Treasurer
Dale B. Wolf                         (Principal Financial and
                                     Accounting Officer)

/s/ Shirley R. Smith                 Vice President, Corporate                   8/20/1997
------------------------------       General Counsel and Secretary
Shirley R. Smith

/s/ Richard H. Jones                 Senior Vice President and                   8/20/1997
------------------------------       Director
Richard H. Jones

/s/ John H. Austin, M.D.             Director                                    9/22/1997
------------------------------
John H. Austin, M.D.

/s/ Philip N. Bredesen               Director                                    8/20/1997
------------------------------
Philip N. Bredesen

/s/ Laurence DeFrance                Director                                    8/20/1997
------------------------------
Laurence DeFrance


/s/ Emerson D. Farley, Jr., M.D.              Director                           8/20/1997
---------------------------------
Emerson D. Farley, Jr., M.D.

/s/ Patrick T. Hackett                        Director                           8/20/1997
---------------------------------
Patrick T. Hackett

/s/ Lawrence N. Kugelman                      Director                           8/20/1997
---------------------------------
Lawrence N. Kugelman

/s/ Rodman W. Moorhead, III                   Director                           8/20/1997
---------------------------------
Rodman W. Moorhead, III

                                  EXHIBIT INDEX

Exhibit                                                                         Sequentially Numbered
  No.                            Exhibit Description                                    Page
-------         ----------------------------------------------------------      ---------------------
  5             Opinion of Bass, Berry & Sims PLC

 23.1           Consent of Arthur Andersen LLP

 23.2           Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

 24             Power of Attorney (included on pages II-3 and II-4)